                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                Photocomm, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 PHOTOCOMM, INC.
                               7681 EAST GRAY ROAD
                            SCOTTSDALE, ARIZONA 85260


                  *********************************************
                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 31, 1997
                  *********************************************


To Our Shareholders:

The 1997 Annual Meeting of Shareholders of PHOTOCOMM, INC. (the "Company") will be held at the Resort Suites of Scottsdale, 7677 East Princess Boulevard, Scottsdale, Arizona on January 31, 1997 beginning at 10:00 a.m. Mountain Standard Time, for the following purposes:

         1.       To elect seven directors to serve for one year terms;

         2. To transact such other business as may come before the meeting. Management is presently aware of no other business to come before the meeting.

The Board of Directors has fixed the close of business on December 27, 1996 as the record date for the determination of Shareholders entitled to receive notice of and to vote at the meeting or any adjournment thereof (the "Record Date"). Shares of Common Stock and Preferred Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. A copy of the Company's 1996 Annual Report, which includes certified financial statements, was mailed with this Notice and Proxy Statement to all Shareholders of record on the Record Date.

Management of the Company cordially invites you to attend the meeting. Your attention is directed to the attached Proxy Statement.

                                           By order of the Board of Directors



                                           Donald E. Anderson
                                           Chairman of the Board
Scottsdale, Arizona
December 31, 1996

IMPORTANT: IT IS IMPORTANT THAT YOUR SHAREHOLDINGS BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 PHOTOCOMM, INC.
                               7681 EAST GRAY ROAD
                            SCOTTSDALE, ARIZONA 85260

                                 PROXY STATEMENT


This Proxy Statement is furnished by the Board of Directors of PHOTOCOMM, INC. (the "Company") in connection with the Annual Meeting of Shareholders to be held on January 31, 1997 ("Annual Meeting"). Materials relating to the Annual Meeting were mailed on or about December 31, 1996 to Shareholders of record at the close of business on December 27, 1996. As of the Record Date, there were outstanding 16,151,444 shares of the Company's Common Stock and 38,972 Series A Preferred Shares and 52,765 Series AA Preferred Shares with voting rights equivalent to 155,888 and 211,060 Common shares, respectively. Shareholders are entitled to one vote for each share of Common Stock of record and four votes for each share of Preferred Stock of record on each matter of business to be considered at the Annual Meeting.

The accompanying Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting or any adjournment or postponement thereof. The cost of soliciting Proxies, including the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. All valid Proxies received before the meeting and not revoked will be exercised. All shares represented by a Proxy will be voted, and where a Shareholder specifies by means of his or her Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no choice is indicated on the Proxy, the shares will be voted in accordance with the recommendations of the Board of Directors as to such matters. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the Proxy; or (b) duly executing and delivering to the Secretary a subsequent Proxy relating to the same shares; or (c) attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy).

The information included herein should be reviewed in conjunction with the financial statements, notes to consolidated financial statements, auditor's report and other information included in the Company's 1996 Annual Report that was mailed with this Proxy Statement to all Shareholders of record on the Record Date.

                                   THE COMPANY

Photocomm, Inc., directly and through its wholly-owned subsidiaries (collectively, the "Company"), is engaged primarily in the development, manufacturing and marketing of photovoltaic (solar electric) power systems and related products. Photovoltaic power generation is an emerging, high technology industry based upon the recent commercial application of advanced semiconductor devices which convert sunlight directly to electricity. The Company is one of the largest solar electric marketing companies or "systems integrators" in North America in terms of annual sales and number of employees. The Company's products are primarily complete photovoltaic power systems, system components and certain accessory products. The Company also markets the individual components of solar electric systems, including photovoltaic modules, inverters, controllers and batteries, as well as generators, battery chargers, switches, metering devices and mounting hardware.

                              ELECTION OF DIRECTORS

CHANGES IN THE DIRECTORS

Pursuant to a Stock Purchase Agreement between New World Power Corporation ("NWP"), the Company and Golden Technologies Company, Inc. ("GTC") dated November 21, 1996, GTC purchased all of the issued and outstanding shares of Common Stock of the Company held by NWP (the "Stock Purchase Agreement"). Under the terms of the Stock Purchase Agreement, GTC has the right to nominate three directors to the Company's Board of Directors. Pursuant thereto, effective November 21, 1996, Gerald R. Cummins, Robert W. MacDonald and John D. Kuhns, representatives of NWP on the Company's Board of Directors, resigned their positions as directors, and Jeffrey H. Coors, John K. Coors and Jed J. Burnham, the nominees of GTC, were elected as directors to fill the vacancies created by such resignations. See "Certain Relationships and Related Transactions," below. In addition, Thomas C. LaVoy agreed to resign effective as of November 21, 1996 as a director of the Company to create a position to be filled by a non-employee director. The Stock Purchase Agreement provides that a seventh director will be elected to the Board, and that an independent director proposed by GTC and agreed to by the Board of Directors would be nominated to fill that position. The Board of Directors has nominated Gerrit J. Wolfaardt for election at the Annual Meeting to fill the seventh directorship on the Board.

CUMULATIVE VOTING

At the Annual Meeting of Shareholders, seven directors are to be elected to serve for a term of one year or until their successors are elected and qualified. Each Shareholder present at the annual meeting, either in person or by proxy, will have an aggregate number of votes in the election of directors equal to the number of persons nominated for election as directors multiplied by the number of shares of Common Stock of the Company held by each such Shareholder on the Record Date. The resulting aggregate number of votes may be cast by the Shareholder for the election of any single nominee, or the Shareholder may distribute such votes among any number or all of the nominees. The seven nominees receiving the highest number of votes will be elected to the Board of Directors. Robert R. Kauffman, Programmed Land, Inc. and GTC have indicated that they will vote FOR election of all seven directors and, therefore, it is expected that all seven nominees will be elected to the Board.

INFORMATION CONCERNING DIRECTORS, NOMINEES AND OFFICERS

The present terms of the Company's six current directors, Donald E. Anderson, Robert R. Kauffman, Walter M. Baker, Jeffrey H. Coors, John K. Coors and Jed J. Burnham expire upon the election and qualification of their successors at the Company's 1997 Annual Meeting of Shareholders. The Board of Directors has nominated each of the current directors, as well as Gerrit J. Wolfaardt, as nominees for election as directors in the election to be held at the Annual Meeting.

The following table sets forth information regarding the officers, directors and director nominees of the Company.


Name                              Age              Position
----                              ---              --------

Donald E. Anderson                 63              Chairman of the Board

Robert R. Kauffman                 56              President, Chief Executive
                                                   Officer and Director

Thomas C. LaVoy                    37              Senior Vice President,
                                                   Secretary and Chief Financial
                                                   Officer

Myron D. Anduri                    41              Senior Vice President,
                                                   Marketing

Robert W. Spotts                   39              Vice President

Ronald Kenedi                      49              Vice President

Walter M. Baker                    59              Director

Jeffrey H. Coors                   52              Director

John K. Coors                      40              Director

Jed J. Burnham                     52              Director

Gerrit J. Wolfaardt                49              Director Nominee


Donald E. Anderson has served as Chairman of the Board of the Company since he founded it in 1981. Mr. Anderson has also been president and director of Programmed Land, Inc. since its inception in 1968. Mr. Anderson received a Bachelor of Arts degree from Minneapolis Business College.

Robert R. Kauffman has served as President and Chief Executive Officer and Director of the Company since 1988. Mr. Kauffman acted as a consultant to the Company from May 1987 until his election as President. From 1982 until May 1987, Mr. Kauffman was senior vice president, marketing for ARCO Solar, Inc., a subsidiary of the Atlantic Richfield Company. From 1978 to 1982, Mr. Kauffman was president of ARCO Durethene Plastics Company, another Atlantic Richfield subsidiary. Mr. Kauffman is a graduate of Lafayette College with a Bachelor of Science in chemical engineering and holds a Masters degree in Business Administration from the Wharton School of the University of Pennsylvania.

Thomas C. LaVoy has served as Chief Financial Officer, Senior Vice President-Operations and Secretary and of the Company since 1988. Mr. LaVoy served as a director of the Company from 1988 to November 1996. Mr. LaVoy served as a controller and director of PLI from 1986 to 1988, during which period Mr. LaVoy also served as Photocomm's controller on a part-time basis. Mr. LaVoy had been an employee of PLI since 1983 and prior to that was employed by

KPMG Peat Marwick as a senior accountant. Mr. LaVoy has a Bachelor of Science degree in Accounting from St. Cloud University and is a Certified Public Accountant.

Myron D. Anduri has served as Senior Vice President Sales and Marketing of the Company since January 1994. Prior to that time, he had served as Vice President of Industrial Sales of the Company since November 1988. In November 1987, he was employed to manage the Company's Rocky Mountain sales region. From 1978 to 1987, Mr. Anduri owned and operated a construction firm which specialized in custom remote homes in the Denver, Colorado area. Mr. Anduri has a Bachelor of Arts degree in Economics from Colorado State University.

Robert W. Spotts has served as Vice President Engineering and Manufacturing of the Company since May 1991. Prior to that time, he had served as director of sales and operations at Solar SignAge, Inc. since 1989. From 1987 to 1989, Mr. Spotts managed a regional sales office for Integrated Power Corporation. Mr. Spotts has a Bachelor of Science degree in Physics/Energy Science from the University of Colorado, and a Masters of Science Degree in Mechanical Engineering from Drexel University of Pennsylvania.

Ronald Kenedi has served as Vice President Distribution Division of the Company since June 1989. Prior to that time, he had served as Manager of the Company's Consumer Division since June 1988. Since 1985, Mr. Kenedi has managed the Company's Northern California Regional Sales Center, in charge of the mail order division and dealer development business. From 1976 to 1985, Mr. Kenedi was co-owner and operator of Independent Power Company, a solar electric company in Northern California which was acquired by the Company in 1985. Mr. Kenedi has a Bachelor of Science degree in Psychology and Fine Arts from the State University of New York.

Walter M. Baker is an attorney at law and practices in the area of corporate law and real estate law. He has been in private practice in the Minneapolis, Minnesota area since 1965. Mr. Baker has served as an attorney for Programmed Land, Inc. and its affiliates since the early 1970's. Prior to his entry into the practice of law, he served in various capacities with small Minnesota business organizations. He is a graduate of the University of Minnesota and the William Mitchell College of Law.

Jeffrey H. Coors has served as a Director of the Company since November 1996. Since August 1992, Mr. Coors has served as the President of the ACX Technologies, Inc., a publicly traded holding company of various subsidiaries engaged in manufacturing products for industrial and consumer markets ("ACX"). ACX is the parent corporation of GTC. From 1991 to 1992, Mr. Coors served as Executive Vice President of Adolph Coors Company. Mr. Coors obtained a Bachelor's degree in Chemical Engineering and a Master's degree in Chemical Engineering from Cornell University.

John K. Coors has served as a Director of the Company since November 1996. Since July 1992, Dr. Coors has been the President of Golden Genesis, a subsidiary of ACX that is engaged in production and distribution of photovoltaic systems and components. Dr. Coors has also served as a Director of ACX since August 1996. Mr. Coors joined Adolph Coors Company in 1979 as an engineer and worked in various management positions in Project Management and Brewing. He became the Vice President of Brewing Operations in December 1988, and was promoted to Vice President and Plant Manager of the company's operations in Memphis, Tennessee in 1991. Dr. Coors obtained a Bachelor of Science degree in chemical and petroleum refining engineering from the Colorado School of Mines, a Master's degree in Biochemistry from the University of Texas in Austin and a Doctorate of Engineering degree from Technical University in Munich, Germany.

Jed J. Burnham has served as a Director of the Company since November 1996. Mr. Burnham has served as the Chief Financial Officer and Treasurer of ACX since March 1995 and August 1992, respectively. From 1990 to 1992, Mr. Burnham served as Chief Credit Officer or non-metro Denver banks at Norwest Bank. Mr. Burnham received a Bachelor's and Master's degrees in Finance from the University of Colorado.

Gerrit J. Wolfaardt is a nominee for election to the Company's Board of Directors at the Annual Meeting. Since 1977, Mr. Wolfaardt has been an attorney engaged in the private practice of law. Since 1994, Mr. Wolfaardt also has been engaged as a consultant to Golden Genesis, a subsidiary of GTC, and other companies with respect to establishing businesses in Africa. Since 1995, Mr. Wolfaardt has served as the Director of Global Marketplace Services, Inc., a company that facilitates business development in Africa. Mr. Wolfaardt obtained his law degree from the University of South Africa.

MEETINGS AND COMPENSATION

During the year ended August 31, 1996, the Board of Directors of the Company met on six occasions. Each of the Company's Directors attended all of the meetings of the Board of Directors, except that John D. Kuhns and Robert W. McDonald attended less than 75% of the Board's meetings during the 1996 fiscal year.

The Company's non-employee Directors receive $1,000 per meeting for their services to the Company, and are reimbursed for reasonable travel expenses incurred in connection with attendance at each meeting of the Board of Directors.

The Board of Directors has Audit and Compensation Committees. During the fiscal year ended August 31, 1996, the Audit Committee, which was comprised of Donald
E. Anderson and John D. Kuhns. Mr. Kuhns resigned from the Board of Directors and the Audit Committee in November 1996. The Audit Committee is responsible for reviewing with the independent auditors and management of the Company the annual audit, the adequacy and effectiveness of the accounting and financial controls of the Company, the accounting policies of the Company, and the annual and interim financial statements and SEC filings of the Company. The Audit Committee met once during the 1996 fiscal year.

During the fiscal year ended August 31, 1996, the Compensation Committee was comprised of Gerald R. Cummins and Walter M. Baker. Mr. Cummins resigned from the Board of Directors and the Compensation Committee in November 1996. The Compensation Committee is responsible for administering the Company's stock option plans, recommending and approving stock option grants, and reviewing and recommending the Company's compensation packages and policies for the executive officers and other employees. The Compensation Committee met twice during the 1996 fiscal year.

                             EXECUTIVE COMPENSATION

The table below sets forth information regarding the annual compensation to Robert R. Kauffman, the Company's Chief Executive Officer, and Thomas C. LaVoy, the Company's Chief Financial Officer, (the "Named Officers") for services in all capacities to the Company during the fiscal years ended August 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                   Annual                  Long-Term
                                                Compensation             Compensation
                                           -----------------------      ---------------
                              Fiscal        Annual                         Number of            All Other
Name(1)                        Year        Salary(2)        Bonus       Options Awarded      Compensation(3)
-------------------------     ------       ---------        -----       ---------------      ---------------
Robert R. Kauffman             1996        $202,500        $40,000          200,000               $7,551
  President, Chief             1995         184,000         25,000          200,000                4,055
  Executive Officer and        1994         169,000              0          200,000                  832
  Director
Thomas C. LaVoy                1996          92,831         15,000           75,000                3,410
  Chief Financial Officer      1995          82,830         15,000           50,000                1,318
                               1994          74,077          5,000           50,000                - 0 -


(1) Mr. Kauffman and Mr. LaVoy are the only officers of the Company to earn an annual salary greater than $100,000 in any of the last three fiscal years.

(2) Does not include fees of $400.00 per quarterly board meeting for all inside directors.

(3) "All Other Compensation" for Mr. Kauffman represents payments made for a life insurance policy for his benefit and the Company's contributions to the 401(k) Plan for his benefit in the following respective amounts:
         1996 - $2,944 and $4,607; 1995 - $2,324 and $1,731; and 1994 - $832 and
         $0. For Mr. LaVoy, "All Other Compensation" represents the Company's 401(k) contributions for his benefit.

The following table sets forth information regarding option grants to the Named Officers during the fiscal year ended August 31, 1996.


                        Option Grants in Fiscal Year 1996
                               (Individual Grants)
                        ---------------------------------

                                       % of Total
                       Number of     Options Granted
                        Options       to Employees      Exercise       Expiration
Name                  Granted(1)     in Fiscal Year       Price           Date
------------------    ----------     ---------------    --------       ----------
Robert R. Kauffman     200,000            41.6%          $2.75      December 1, 2005

Thomas C. LaVoy         75,000            15.6            2.75      December 1, 2005

(1) Vesting for these options occur over a three year period, with 25%, 50% and 100% vesting occurring in 1996, 1997 and 1998 respectively.

The following table sets forth information regarding the number and value of stock options held by the Named Officers at August 31, 1996, and the exercise of stock options by the Named Officers during the fiscal year ended August 31, 1996.


                     Aggregated Options/Exercises in Fiscal
                   Year 1996 and Fiscal Year-End Option Values
                   -------------------------------------------

                                                                                          Value of Unexercised
                         Number of Exercised           Number of Unexercised              In-the-Money Options
                          Options at 8/31/96             Options at 8/31/96                    at 8/31/96(1)
                      --------------------------   -----------------------------     -----------------------------
                        Shares
                      Acquired on       Value
Name                    Exercise     Realized(2)   Exercisable     Unexercisable     Exercisable     Unexercisable
------------------    -----------    -----------   -----------     -------------     -----------     -------------
Robert R. Kauffman      160,000       $325,740       700,000          250,000          $612,150           --

Thomas C. LaVoy         100,000       $128,835        50,000          100,000          $ 28,100           --


(1) Represents the difference between the closing price of the Company's Common Stock on August 31, 1996 and the exercise price of the options.

(2) Represents the difference between the exercise price of the options and the price of the Company's Common Stock on the dates of exercise.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

In November 1996, the Company entered into Executive Compensation Agreements with its President, Robert Kauffman, and its Chief Financial Officer, Tom LaVoy. Mr. Kauffman's agreement provides for an annual base salary of $210,000, increasing to $230,000 effective January 1, 1997. Mr. LaVoy's agreement provides for annual base salary of $97,000, increasing to $115,000 effective January 1, 1997. Each of the agreements also provides for payment to the respective executives of annual cash bonuses based upon Company performance in an amount, if any, to be determined by the Board of Directors. In the event of the termination of his employment, Mr. Kauffman's agreement provides that he or his estate may require ACX to purchase up to 500,000 shares of the Company's Common Stock owned by Mr. Kauffman. The purchase price of this put option would be equal to $2.75 if termination occurred in 1997, and increase by $.50 each year up to $4.75 if termination occurred in the year 2000. Thereafter, the purchase price per share would be mutually agreed upon, but not less than $4.75 per share.

Both of the agreements provide that upon a termination of the respective executive's employment by the Company without "Cause" (as defined), or by the executive with "Good Reason" (as defined), the executive is entitled to a lump sum severance payment. The amount of the severance payment would be equal to two and one-half times, for Mr. Kauffman, or two times, for Mr. LaVoy, the executive's current "Annual Compensation" (as defined) or the average of the Annual Compensation paid to the executive for the preceding three years, whichever is greater. The agreements prohibit the executive from competing with the Company for a period of one year after termination of employment and requires the executive to execute a complete release in favor of the Company as a condition to obtaining any severance payment. Any disputes arising out of the terms of the agreement must be settled by binding arbitration.

The Company has entered into similar executive compensation agreements with certain of its other executive officers.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 29, 1996, concerning shares of voting stock beneficially owned by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, by each director and director-nominee of the Company, by each Named Officer and by all directors and officers of the Company as a group.

-------------------------------------------------------------------------------------------------------------------------------
                                                                           Number of                   Number of
                                          Number of                         Series A                   Series AA
        Name & Address of                  Common            Percent       Preferred      Percent      Preferred      Percent
       Beneficial Owner(1)                 Shares          of Class(2)      Shares       of Class(3)     Shares     of Class(4)
-------------------------------------------------------------------------------------------------------------------------------
Robert R. Kauffman                       1,490,925(5)          9.4%         95,763         87.1%         40,000         75.8%
-------------------------------------------------------------------------------------------------------------------------------
Donald E. Anderson                       1,117,525(6)          7.0%           --            --             --            --
-------------------------------------------------------------------------------------------------------------------------------
Thomas C. LaVoy                             81,875(7)           *             --            --             --            --
-------------------------------------------------------------------------------------------------------------------------------
Walter M. Baker                              6,250(8)           *             --            --             --            --
-------------------------------------------------------------------------------------------------------------------------------
Jeffrey H. Coors(9)                      8,642,447            54.5%           --            --             --            --
-------------------------------------------------------------------------------------------------------------------------------
John K. Coors(10)                        8,642,447            54.5%           --            --             --            --
-------------------------------------------------------------------------------------------------------------------------------
Jed J. Burnham(11)                            --               --             --            --             --            --
-------------------------------------------------------------------------------------------------------------------------------
Gerrit J. Wolfaardt                           --               --             --            --             --            --
-------------------------------------------------------------------------------------------------------------------------------
Programmed Land, Inc.                    1,100,000             6.9%           --            --             --            --
-------------------------------------------------------------------------------------------------------------------------------
Golden Technologies Company, Inc.        8,642,447            54.5%           --            --             --            --
-------------------------------------------------------------------------------------------------------------------------------
All Officers and Directors as a         11,513,922            72.6%         95,763         87.1%         40,000         75.8%
Group (11 persons)(12)
-------------------------------------------------------------------------------------------------------------------------------

---------------

*        Less than 1%.

(1) The address of Messrs. Kauffman, LaVoy and Baker is 7681 E. Gray Road, Scottsdale, Arizona 85260. The address of Mr. Anderson, as well as that of Programmed Land, Inc., is 9414 E. San Salvador, Scottsdale, Arizona 85258. The address of Golden Technologies, Inc., as well as Jeffrey H. Coors, John K. Coors and Jed J. Burnham is 16000 Table Mountain Parkway, Golden, Colorado 80403. The address of Mr. Wolfaardt is 1109 Apperson Street, Richmond, Virginia 2323l.

(2) Based upon 15,864,944 shares of Common Stock outstanding as of November 29, 1996.

(3) Based upon 109,972 Series A Convertible Preferred shares outstanding as of November 29, 1996. Each preferred share is convertible into four Common shares at any time. The Common Stock equivalents of 439,888 represents 2.7% of the total equity of the Company.

(4) Based upon 52,765 Series AA Convertible Preferred shares outstanding as of November 29, 1996. Each preferred share is convertible into four Common shares at any time. The Common Stock equivalents of 211,060 represent 1.3% of the total equity of the Company.

(5) Includes 450,000 shares of Common Stock issuable upon exercise of vested stock options currently held by Mr. Kauffman. Does not include 383,052 shares of Common Stock issuable upon conversion of the 95,763 shares of Series A Preferred Stock held by Mr. Kauffman or 160,000 shares of Common Stock issuable upon conversion of 40,000 shares of Series AA Preferred Stock.

(6) Includes 1,100,000 shares of Common Stock owned by Programmed Land, Inc. ("PLI"). Donald E. Anderson owns 73.3% of PLI. The Donald E. Anderson Family Trust owns 11.5% of PLI. In turn, PLI owns 1,100,000 shares of Common Stock of the Company which represents 6.6% of the issued and outstanding Common Stock of the Company at November 29, 1996. Includes 17,525 shares of Common Stock issuable upon exercise of vested stock options held by Mr. Anderson.

(7) Includes 81,250 shares of Common Stock issuable upon exercise of vested stock options held by Mr. LaVoy.

(8) Includes 6,250 shares of Common Stock issuable upon exercise of vested stock options held by Mr. Baker.

(9) Represents shares held by Golden Technologies Company, Inc. ("GTC"). As a trustee of several family trusts, Mr. Coors beneficially owns 48.6% of the outstanding stock of ACX Technologies, Inc. ("ACX"). Mr. Coors also is the President and a director of ACX. ACX wholly owns GTC. Mr. Coors disclaims beneficial ownership of the Common Stock of the Company.

(10) Represents shares owned by GTC. Dr. Coors is an officer of GTC and a director of ACX and the President of Golden Genesis, a subsidiary of GTC. Dr. Coors disclaims beneficial ownership of the Common Stock of the Company.

(11) Does not include shares owned by GTC. Mr. Burnham is the Chief Financial Officer and Treasurer of ACX, which wholly owns GTC.

(12) Includes 709,250 shares of Common Stock issuable upon exercise of vested stock options currently held by all officers and directors as a group.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and beneficial owners of more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial statements of beneficial ownership and statements of changes in beneficial ownership of the Common Stock and other equity securities of the Company held by such persons. The Company believes, based solely upon a review of the copies of such beneficial ownership change statements furnished to it, that during the fiscal year ended August 31, 1996, all Section 16(a) filing requirements applicable to the Company's officers, directors and beneficial owners of more than ten percent of the Common Stock of the Company were complied with.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 21, 1996, the Company completed a new financial and strategic agreement with Golden Technologies, Inc. ("GTC"), and The New World Power Corporation ("NWP") (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, GTC acquired NWP's 44% interest in the Company, and NWP, the Company, Robert Kauffman and Programmed Land, Inc. ("PLI") terminated all of their respective rights of first refusal, options and other arrangements pursuant to their prior agreements. GTC also acquired from the Company 1,000,000 shares of unregistered common stock for $2.75 per share. In conjunction with the Stock Purchase Agreement, GTC also acquired 450,000 shares of unregistered common stock from PLI, 450,000 shares of unregistered common stock from Robert Kauffman, 50,000 shares of unregistered common stock from Myron Anduri, the Company's Senior Vice President, and 50,000 shares of unregistered common stock from Thomas LaVoy, the Company's Chief Financial Officer, at $2.75 per share. The Company granted demand registration rights to GTC covering the shares purchased from NWP and the Company and all other shares they may own, provided GTC shall pay one-half the costs of any such demand registration. The Stock Purchase Agreement also settled and dismissed litigation among NWP, GTC, the Company and certain officers and directors of the Company relating to actions taken by the Company's Board of Directors in September 1996. The Company agreed to rescind certain defensive actions taken by the Board of Directors and to redeem the Series C Junior Participating Preferred Shares Rights Plan adopted in September 1996.

As a result of the foregoing transactions, as of the Record Date, GTC held approximately 54% of the issued and outstanding shares of common stock of the Company. In addition, GTC has the preemptive right to subscribe for a proportionate share of all future equity offerings of the Company provided GTC owns at least 20% of the issued and outstanding stock of the Company or 6,000,000 shares. In addition, the Stock Purchase Agreement permits GTC to designate three members of the Company's six-member Board of Directors. In this regard, GTC has replaced all of the NWP directors (John Kuhns, Gerald Cummins, and Robert MacDonald) with Jeff Coors, John Coors, and Jed Burnham. The Stock Purchase Agreement further provides for the expansion of the Board of Directors to seven members, and for the vacancy created by such expansion to be filled by an independent nominee proposed by GTC and agreed to by the Board of Directors. In this regard, the Board has nominated Gerrit J. Wolfaardt for election to the Board of Directors at the Annual Meeting.

The Company is currently leasing 10,750 square feet of office/warehouse space in a building adjacent to the corporate headquarters. The Company's President, Robert Kauffman, and Chief Financial Officer, Thomas LaVoy, own this adjacent 20,000-square-foot office/warehouse building. The lease expires on November 1, 1998, and was negotiated at fair market value rates between the Company and the previous owner of the property. Lease payments for 1996 were $26,159, with payments for 1997 and 1998 scheduled for $80,006 and $85,173, respectively.


                          RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

The principal independent public accounting firm utilized by the Company for the fiscal year ended August 31, 1996, was KPMG Peat Marwick LLP, independent certified public accountants (the "Auditors"). The Auditors will be retained as the principal accounting firm to be utilized by the Company during the current fiscal year. It is anticipated that a representative of the Auditors will attend the annual meeting for the purpose of responding to appropriate questions. At the meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

                            PROPOSALS BY SHAREHOLDERS

Any shareholder proposal which is intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received at the Company's principal executive offices no later than August 29, 1997, if such proposal is to be considered for inclusion in the Company's proxy or information statement and any form of proxy relating to such meeting.


                                 OTHER BUSINESS

The meeting is being held for the purposes set forth in the Notice which accompanies this Information Statement. The Board of Directors is presently aware of no business to be transacted at the meeting other than as set forth in such notice.

                                               PHOTOCOMM, INC.



                                               Donald E. Anderson
                                               Chairman of the Board

Scottsdale, Arizona
December 31, 1996

                                      PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PHOTOCOMM, INC. FOR USE AT ITS 1997 ANNUAL MEETING OF SHAREHOLDERS.

         The undersigned hereby appoints Thomas LaVoy and Myron Anduri, and each of them, as proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated herein, all shares of Common Stock of Photocomm, Inc. held by the undersigned on December 27, 1996, at the Annual Meeting of Shareholders to be held on January 31, 1997, and at any adjournment or postponement of the Annual Meeting. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, AND, WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IF NONE, IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES.

ELECTION OF DIRECTORS

         FOR all seven nominees for election to the Board of Directors listed below equally among all such nominees, OR IN FAVOR OF THE BELOW NOMINEES IN THE PROPORTIONS INDICATED:


Donald E. Anderson         ____ shares

Robert R. Kauffman         ____ shares

Walter M. Baker            ____ shares

Jeffrey H. Coors           ____ shares

John K. Coors              ____ shares

Jed J. Burnham             ____ shares

Gerrit J. Wolfaardt        ____ shares

         IN THE EVENT THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE FOR THE ELECTION OF DIRECTORS, THE PROXIES INTEND TO VOTE THE SHAREHOLDERS SHARES IN FAVOR OF THE ABOVE REFERENCED NOMINEES, SPLIT EQUALLY AMONG THEM.

         The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice and Proxy Statement furnished herewith and the 1996 Annual Report to Shareholders provided therewith.

Dated: __________, 1997.

                                        ________________________________________


                                        ________________________________________


         Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians, officers, partners and attorneys should so indicate when signing. Attorneys should submit powers of attorney.